Exhibit 99.1

Investor Relations
(212) 479-3150

NEW RESIDENTIAL ANNOUNCES SECOND QUARTER 2017 RESULTS

NEW YORK - (BUSINESS WIRE) – July 31, 2017 - New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the quarter ended June 30, 2017:

SECOND QUARTER FINANCIAL HIGHLIGHTS:
▪	GAAP Net Income of $322 million, or $1.04 per diluted share
▪	Core Earnings of $318 million, or $1.03 per diluted share*
▪	Common dividend of $154 million, or $0.50 per share

	2Q 2017	1Q 2017
Summary Operating Results:
GAAP Net Income per Diluted Share**	$1.04	$0.42
GAAP Net Income	$322 million	$121 million

Non-GAAP Results:
Core Earnings per Diluted Share**	$1.03	$0.54
Core Earnings*	$318 million	$155 million

NRZ Common Dividend:
Common Dividend per Share**	$0.50	$0.48
Common Dividend	$154 million	$148 million

* Core Earnings is a non-GAAP measure. For a reconciliation of Core Earnings to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Measures and Reconciliation to GAAP Net Income below.

** Per share calculations of GAAP Net Income and Core Earnings are based on 309,392,512 weighted average diluted shares during the quarter ended June 30, 2017, and 288,241,188 weighted average diluted shares during the quarter ended March 31, 2017.

Second Quarter 2017 & Subsequent Highlights:

w	Mortgage Servicing Rights (“MSRs”) -

▪
New Residential continued to grow its full MSR portfolio by acquiring or agreeing to acquire MSRs totaling approximately $115 billion in unpaid principal balance (“UPB”) for an aggregate purchase price of approximately $440 million. (1)

▪
In July 2017, New Residential agreed to pay approximately $400 million (2) in total restructuring fee payments for the transfer of $110 billion UPB of Non-Agency MSRs (3) from Ocwen Financial Corporation (together with its subsidiaries, “Ocwen”). Concurrently with the MSR transfer agreement, New Residential Mortgage LLC, a wholly-owned subsidiary of NRZ, entered into a 5-year subservicing agreement with Ocwen, pursuant to which Ocwen will subservice the mortgage loans underlying the transferred MSRs.

w	Non-Agency Securities & Call Rights -

▪
In the second quarter of 2017, New Residential continued to accelerate the execution around its deal collapse strategy by executing clean-up calls on 52 seasoned, Non-Agency RMBS deals with an aggregate UPB of approximately $1.4 billion. In addition, during the quarter, New Residential completed three Non-Agency loan securitizations, totaling $1.9 billion.

▪
During the quarter, New Residential continued to strategically invest in Non-Agency securities that are accretive to the Company’s call rights strategy. New Residential purchased $1.5 billion face value of Non-Agency RMBS, increasing net equity by $170 million to approximately $1.4 billion as of the end of second quarter 2017.

w	Servicer Advances -

▪
New Residential continued to focus on improving funding and lowering advance balances during the second quarter. Advance balances declined meaningfully to $4.8 billion this quarter, from $5.2 billion in first quarter 2017.

w	Other Notable Events -

▪
Residential Loans – New Residential continued to grow and actively manage its residential loan portfolio during the quarter. In May 2017, New Residential completed its first re-performing loan securitization, totaling $228 million in loan collateral. In addition, the Company acquired $649 million of high coupon loans in June 2017.

▪	Dividend – New Residential increased its dividend for two consecutive quarters; from $0.46 to $0.48 in the first quarter of 2017 and from $0.48 to $0.50 in the second quarter of 2017.

1)
Includes MSR purchases NRZ acquired or agreed in principle to acquire during the quarter and subsequent to quarter end. Approximately $2 billion UPB out of the $115 billion UPB MSRs remains subject to (i) negotiation of definitive documentation (ii) GSE and regulatory approvals, and (iii) certain customary closing conditions. There can be no assurance if or when New Residential will be able to complete the $2 billion UPB MSR purchase.

2)
Payment amount based on transfer of all loans on June 30, 2017. Stated amount is different from previously estimated value in Ocwen’s May 2017 press release that referenced a March 2017 month-end date due to contractual adjustments that account for payments received by Ocwen under existing agreements through the transfer date.

3)
UPB as of June 30, 2017. Stated UPB is different from the previously estimated value in Ocwen’s May 2017 press release due to amortization of the UPB of the MSR portfolio. New Residential already owns the fee economics and servicer advances on the portfolio and pays Ocwen a monthly servicing fee as a result of the HLSS transaction which closed in April 2015.

ADDITIONAL INFORMATION
For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com.  For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL
New Residential’s management will host a conference call on Monday, July 31, 2017 at 8:00 A.M. Eastern Time.  A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-281-456-4044 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Second Quarter 2017 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Monday, August 14, 2017 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “60593143.”

Condensed Consolidated Statements of Income
($ in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income	$471,952	$277,477	$764,490	$467,513
Interest expense	115,157	100,685	213,386	181,913
Net Interest Income	356,795	176,792	551,104	285,600

Impairment
Other-than-temporary impairment (OTTI) on securities	5,115	2,819	7,227	6,073
Valuation and loss provision on loans and real estate owned	20,771	16,825	38,681	23,570
	25,886	19,644	45,908	29,643

Net interest income after impairment	330,909	157,148	505,196	255,957
Servicing revenue, net	170,851	-	211,453	-
Other Income
Change in fair value of investments in excess mortgage servicing rights	(19,180)	(15,263)	(18,359)	(7,337)
Change in fair value of investments in excess mortgage servicing rights, equity method investees	4,246	(675)	4,002	2,347
Change in fair value of investments in mortgage servicing rights financing receivable	5,596	-	5,596	-
Change in fair value of investments in servicer advances	56,969	13,946	59,528	(17,278)
Gain on consumer loans investment	-	-	-	9,943
Gain on remeasurement of consumer loans investment	-	-	-	71,250
Gain (loss) on settlement of investments, net	13,371	(14,271)	(303)	(26,517)
Earnings from investments in consumer loans, equity method investees	5,880	-	5,880	-
Other income (loss), net	(9,035)	(3,460)	(2,191)	(20,209)
	57,847	(19,723)	54,153	12,199

Operating Expenses
General and administrative expenses	16,042	7,224	27,869	19,305
Management fee to affiliate	14,186	10,008	27,260	20,016
Incentive compensation to affiliate	40,172	4,929	52,632	6,125
Loan servicing expense	13,002	14,119	26,378	15,850
Subservicing expense	55,958	-	73,662	-
	139,360	36,280	207,801	61,296

Income Before Income Taxes	420,247	101,145	563,001	206,860
Income tax expense (benefit)	82,844	7,518	88,440	(2,705)
Net Income	$337,403	$93,627	$474,561	$209,565
Noncontrolling Interests in Income of Consolidated Subsidiaries	$15,671	$24,975	$31,451	$29,177
Net Income Attributable to Common Stockholders	$321,732	$68,652	$443,110	$180,388

Net Income Per Share of Common Stock
Basic	$1.05	$0.30	$1.49	$0.78
Diluted	$1.04	$0.30	$1.48	$0.78

Weighted Average Number of Shares of Common Stock Outstanding
Basic	307,344,874	230,478,390	297,029,904	230,474,796
Diluted	309,392,512	230,839,753	298,875,279	230,689,233

Dividends Declared per Share of Common Stock	$0.50	$0.46	$0.98	$0.92

Condensed Consolidated Balance Sheets
($ in thousands)

	June 30, 2017	December 31, 2016
Assets	(unaudited)
Investments in:
Excess mortgage servicing rights, at fair value	$1,304,666	$1,399,455
Excess mortgage servicing rights, equity method investees, at fair value	181,610	194,788
Mortgage servicing rights, at fair value	1,749,343	659,483
Mortgage servicing rights financing receivable, at fair value	118,483	-
Servicer advances, at fair value	4,836,754	5,706,593
Real estate securities, available-for-sale	7,423,273	5,073,858
Residential mortgage loans, held-for-investment	757,421	190,761
Residential mortgage loans, held-for-sale	1,001,472	696,665
Real estate owned	95,492	59,591
Consumer loans, held-for-investment	1,569,388	1,799,486
Consumer loans, equity method investees	45,036	-
Cash and cash equivalents	560,016	290,602
Restricted cash	157,344	163,095
Trades receivable	2,677,542	1,687,788
Deferred tax asset, net	65,679	151,284
Other assets	457,241	326,080
	$23,000,760	$18,399,529

Liabilities and Equity

Liabilities
Repurchase agreements	$8,261,398	$5,190,631
Notes and bonds payable	7,787,782	7,990,605
Trades payable	1,814,344	1,381,968
Due to affiliates	64,813	47,348
Dividends payable	153,678	115,356
Accrued expenses and other liabilities	299,787	205,444
	18,381,802	14,931,352

Commitments and Contingencies

Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 307,361,309 and 250,773,117 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	3,074	2,507
Additional paid-in capital	3,756,016	2,920,730
Retained earnings	352,414	210,500
Accumulated other comprehensive income (loss)	313,300	126,363
Total New Residential stockholders’ equity	4,424,804	3,260,100
Noncontrolling interests in equity of consolidated subsidiaries	194,154	208,077
Total Equity	4,618,958	3,468,177
	$23,000,760	$18,399,529
NON-GAAP MEASURES AND RECONCILIATION TO GAAP NET INCOME
New Residential has four primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes and (iv) the Company’s realized and unrealized gains or losses, including any impairment, on the Company’s investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

The Company’s definition of core earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of core earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of core earnings also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

The Company’s investments in consumer loans are accounted for under ASC No. 310-20 and ASC No. 310-30, including certain non-performing consumer loans with revolving privileges that are explicitly excluded from being accounted for under ASC No. 310-30. Under ASC No. 310-20, the recognition of expected losses on these non-performing consumer loans is delayed in comparison to the level yield methodology under ASC No. 310-30, which recognizes income based on an expected cash flow model reflecting an investment’s lifetime expected losses. The purpose of the Core Earnings adjustment to adjust consumer loans to a level yield is to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of the debt related to the Company’s investments in consumer loans, and the consolidation of entities that own the Company’s investments in consumer loans, respectively, the Company continues to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to the Company’s manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations. The Gain on Remeasurement of Consumer Loans Investment was treated as an unrealized gain for the purposes of calculating incentive compensation and was therefore excluded from such calculation.
Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income attributable to common stockholders	$321,732	$68,652	$443,110	$180,388
Impairment	25,886	19,644	45,908	29,643
Other Income adjustments:
Other Income
Change in fair value of investments in excess mortgage servicing rights	19,180	15,263	18,359	7,337
Change in fair value of investments in excess mortgage servicing rights, equity method investees	(4,246)	675	(4,002)	(2,347)
Change in fair value of investments in mortgage servicing rights financing receivable	(6,723)	-	(6,723)	-
Change in fair value of investments in servicer advances	(56,969)	(13,946)	(59,528)	17,278
Gain on consumer loans investment	-	-	-	(9,943)
Gain on remeasurement of consumer loans investment	-	-	-	(71,250)
(Gain) loss on settlement of investments, net	(13,371)	14,271	303	26,517
Unrealized (gain) loss on derivative instruments	8,010	11,603	3,684	36,160
Unrealized (gain) loss on other ABS	607	1,218	(151)	950
(Gain) loss on transfer of loans to REO	(4,978)	(7,804)	(11,612)	(10,287)
(Gain) loss on transfer of loans to other assets	(81)	(344)	(293)	(861)
Gain on Excess MSR recapture agreements	(715)	(688)	(1,342)	(1,420)
Other (income) loss	6,192	3,995	11,905	6,040
Total Other Income Adjustments	(53,094)	24,243	(49,400)	(1,826)

Other Income and Impairment attributable to non-controlling interests	(7,848)	(4,195)	(18,101)	(5,187)
Change in fair value of investments in mortgage servicing rights	(89,742)	-	(88,983)	-
Non-capitalized transaction-related expenses	5,278	(557)	7,930	5,413
Incentive compensation to affiliate	40,172	4,929	52,632	6,125
Deferred taxes	82,188	6,547	85,606	(4,134)
Interest income on residential mortgage loans, held-for sale	3,789	4,561	7,466	6,473
Limit on RMBS discount accretion related to called deals	(6,516)	(3,594)	(6,516)	(6,243)
Adjust consumer loans to level yield	(8,566)	(2,744)	(13,586)	15,162
Core earnings of equity method investees:
Excess mortgage servicing rights	4,456	2,110	6,534	6,139
Core Earnings	$317,735	$119,596	$472,600	$231,953

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to the completion of the $2 billion UPB MSR purchase. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the SEC, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC (NYSE: FIG), a global investment management firm.

Source: New Residential Investment Corp.

Investor Relations, 212-479-3150